Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-251497) on Form S-3 and (Nos.333-263460, 333-258509, 333-254039, 333-237156, 333-230287, 333-224872, 333-219936, 333-211009, 333-203154, 333-193662) on Form S-8 of our report dated March 16, 2023, with respect to the consolidated financial statements of Eiger BioPharmaceuticals, Inc.

/s/ KPMG LLP
San Francisco, California
March 16, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.